UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2018 (September 13, 2018)

RYMAN HOSPITALITY PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Gaylord Drive Nashville, Tennessee		37214
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Ryman Hospitality Properties, Inc., a Delaware corporation (“Company” or “Ryman”), entered into a purchase agreement dated as of September 13, 2018 (“Purchase Agreement“) with Aurora Convention Center Hotel Partners, LLC (“Seller”), AREG Aurora CCH, LLC (“AREG”), and RIDA Aurora LLC (“RIDA Member” and together with Seller and AREG and their affiliates, “Seller Affiliates”), to acquire from the Seller Affiliates additional interests in the joint venture that owns the Gaylord Rockies Resort & Convention Center near Denver, Colorado (“Gaylord Rockies joint venture”). A subsidiary of Ryman and the Seller are the current owners of the Gaylord Rockies joint venture. The price of the additional interests to be purchased by Ryman will be approximately $242 million, payable in cash at closing, subject to adjustment based on the amount of joint venture interest that is retained by Seller or its affiliates. Upon the closing of the transactions, which include the purchase of additional interests by RIDA Member, the ownership of the Gaylord Rockies joint venture is expected to be as follows: Ryman will own approximately 62.3%, and RIDA Member, which is an affiliate of RIDA Development Corp., and the other Seller Affiliates will own approximately 37.7% (which may be increased, at the election of the Seller Affiliates, up to 39.0%).

The Purchase Agreement contains various customary representations and warranties and covenants, and the transaction is subject to conditions to closing including required joint venture lender consent, any approval required of Marriott Hotel Services, LLC under the hotel management agreement, the release of Seller from construction loan guarantees and indemnities (which may involve the substitution of Ryman on such guarantees and indemnities), no material casualty to the hotel having occurred and other customary closing conditions.

Upon satisfaction of closing conditions, the transaction is expected to close by the end of 2018. As a result of increased interests and rights, upon the closing, Ryman or its subsidiary will be the majority owner and the managing member of the Gaylord Rockies joint venture, and Ryman expects to consolidate the financial results of the Gaylord Rockies joint venture for accounting purposes, with the other owners’ interests reflected as minority interests. The Company is currently evaluating the overall accounting impact of the transaction, and such impact has not yet been determined.

In connection with the Purchase Agreement, upon the closing, the parties will amend and restate the joint venture agreements of the Gaylord Rockies joint venture to include the following terms:

Management. A subsidiary of the Company will be the managing member and will be responsible for day-to-day management, subject to the participation of RIDA Member as co-managing member with respect to governmental relations and capital expenditure projects. Designated major decisions will be approved by a committee consisting of two individuals designated by Ryman and two individuals designated by RIDA Member. Major decisions include such matters as refinancings that do not meet agreed parameters, future expansions of the hotel, transactions with affiliates, selling the hotel, and admitting additional members of the Gaylord Rockies joint venture. If Ryman and RIDA Member do not agree on a designated major decision, an arbitration procedure or a buy-sell procedure may apply (including with respect to an impasse on a decision with respect to a proposed merger or sale of the hotel).

Capital and Cash Distributions. The members will be obligated to contribute capital to the Gaylord Rockies joint venture and generally will be entitled to distributions of cash amounts on a quarterly basis.

Seller Affiliate Rights. After closing, Seller Affiliates other than the RIDA Member will have no material rights other than protection relating to tax matters as described below; the right to receive distributions of cash in proportion to their ownership interests in the Gaylord Rockies joint venture; the right to receive a payment in respect of infrastructure bonds of the hotel; the right to approve specified fundamental actions including amendments to the joint venture agreement that disproportionately and adversely affect the Seller Affiliates other than the RIDA Member and an agreement that would make the Seller Affiliates other than the RIDA Member personally liable for joint venture debt, and the put right and tag-along rights described below.

Agreements with Affiliates. The Gaylord Rockies joint venture will pay an affiliate of Ryman an annual asset management fee equal to 1% of the gross revenues of the hotel. The Gaylord Rockies joint venture will pay an affiliate of RIDA Member a development fee equal to 1% of the development budget (excluding contingency) for certain capital expenditure projects and a capital expenditure consulting fee equal to $250,000 per year.

Restrictions on Transfers; Put Rights. The Gaylord Rockies joint venture agreement will contain provisions restricting transfers of interests in the Gaylord Rockies joint venture other than permitted transfers. The Seller Affiliates other than the RIDA Member will have a put right to require Ryman to purchase their Gaylord Rockies joint venture interests at an appraised value during a window period each year, in consideration of cash or units of RHP Hotel Properties, LP, the Company’s operating partnership. The Seller Affiliates’ put right may also be exercised if the members of the Gaylord Rockies joint venture are required to make capital contributions to the Gaylord Rockies joint venture. The Seller Affiliates other than the RIDA Member will also have the right to “tag along” and sell their interests in connection with transfers by Ryman or RIDA Member that are not permitted transfers.

RIDA Member will also have a put right to cause Ryman to purchase its interest in the Gaylord Rockies joint venture at an appraised value for cash, which right will become exercisable at the earlier of five (5) years after the closing of the transactions contemplated under the Purchase Agreement or the date that Ira Mitzner is no longer the controlling owner of the parent of the RIDA Member (but the right will not be exercisable if it would cause a default under Ryman’s indebtedness or debt of the Gaylord Rockies joint venture). The Seller Affiliates other than the RIDA Member will have the right to “tag along” and include their interests in the RIDA Member’s put right sale to Ryman on the same terms.

Tax Protection. At closing, Ryman will also enter into a tax protection agreement, which will generally require Ryman to, among other things, indemnify the Seller Affiliates other than the RIDA Member that remain invested in the Gaylord Rockies joint venture following the closing, for 50% of any income taxes incurred by them as a result of a direct or indirect sale or other disposition of the Gaylord Rockies joint venture, within seven (7) years of closing, and for 100% of any income taxes incurred by them as a result of the failure to comply with certain obligations related to nonrecourse liability allocations and debt guarantee opportunities for the purpose of protecting such parties’ tax bases.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be and is not complete and is subject to and qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and the terms of which are incorporated herein by reference.

A copy of the Purchase Agreement has been filed herewith to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or the other parties or their respective businesses. The representations, warranties and covenants contained in the Purchase Agreement have been made solely for the purposes of the Purchase Agreement and as of the specific dates therein, are solely for the benefit of parties to the Purchase Agreement, are subject to certain limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to stockholders. Investors and security holders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

ITEM 8.01.	OTHER EVENTS.

On September 14, 2018, the Company issued a press release announcing the entry into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Examples of these statements include, but are not limited to, statements regarding the consummation of the proposed transaction, the anticipated opening of the Gaylord Rockies Resort & Convention Center, and the Company’s future consolidation of the results of operations, assets and debt of the Gaylord Rockies joint venture. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include risks and uncertainties associated with proposed transaction including, but not limited to, the occurrence of any event, change or other circumstance that could delay the closing of the proposed transaction; the Company’s ability to utilize its existing borrowing capacity under the Company’s credit facility; certain conditions to closing, including obtaining any joint venture lender consent and finalization of joint venture agreements and the possibility that such conditions to closing may not be met and the transaction may be terminated; and transaction costs which have been and may continue to be incurred related to the proposed transaction. Other factors that could cause results to differ are described in the filings made from time to time by the Company with the U.S. Securities and Exchange Commission and include the risk factors and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and its Quarterly Reports on Form 10-Q and subsequent filings. Except as required by law, the Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

2.1*	Purchase Agreement, dated as of September 13, 2018, by and among Ryman Hospitality Properties, Inc., Aurora Convention Center Hotel Partners LLC, AREG Aurora CCH LLC, and RIDA Aurora LLC.

99.1	Press Release of Ryman Hospitality Properties, Inc., dated September 14, 2018.

*

Schedules and/or exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedules or exhibits will be furnished supplementally to the U.S. Securities and Exchange Commission upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act of 1934 for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYMAN HOSPITALITY PROPERTIES, INC.

Date: September 14, 2018	By:	/s/ Scott Lynn
	Name:	Scott Lynn
	Title:	Executive Vice President, General Counsel and Secretary